EXHIBIT 4.2


                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

           THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of November 7, 2002, is made and entered into by and among WellChoice, Inc., a Delaware corporation (the "Company"), The New York Public Asset Fund, the "public asset fund" established pursuant to Section 7317 of the New York Insurance Law (the "Fund"), and The New York Charitable Asset Foundation, a New York not-for-profit corporation (the "Foundation").

                                    RECITALS
                                    --------

           A. The Fund beneficially owns 78,185,000 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), and the Foundation beneficially owns 4,115,000 shares of Common Stock.

           B. The Company has agreed to provide certain registration rights to the Fund and the Foundation with respect to the shares of Common Stock beneficially owned by each of them, subject to the terms and conditions contained in this Agreement.

                                    AGREEMENT
                                    ---------

           In consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, the Company, the Fund and the Foundation agree as follows:

     Section 1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

           (a) "Affiliate", as used with respect to a Holder, has the meaning ascribed to such term in Rule 12b-2 of the Exchange Act, but shall be deemed to not include the Company and its subsidiaries.

           (b) "Agreement" has the meaning set forth in the Preamble hereof.

           (c)  "Beneficially  Own" has the  meaning  set forth in  Section 1 of
Article VII of the Certificate of Incorporation.

           (d) "Blackout Period" has the meaning specified in Section 5 hereof.

           (e) "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of the State of New York and the United States of America.

           (f) "Bylaws" means the Bylaws of the Company as in effect at the time that reference is made thereto.

           (g)   "Certificate  of   Incorporation"   means  the  Certificate  of
Incorporation of the Company as in effect at the time that reference is made thereto.

           (h) "Class B Common Stock" means the class B common stock, $.01 par value per share, of the Company.

           (i) "Common Stock" has the meaning set forth in Recital A hereof.

           (j) "Company" has the meaning set forth in the Preamble hereof.

           (k) "Current Market Value" means the product of the number of Registrable Securities at issue multiplied by the closing sale price of a share of Common Stock on the NYSE on the date that the Current Market Value is to be determined; or, if the Common Stock is not listed or admitted to trading on the NYSE, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading; or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the high bid and low asked prices) in the over-the-counter market, as reported by NASDAQ or such other system then in use; or, if no bids for the Common Stock are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company.

           (l) "Demand" has the meaning specified in Section 2(a) hereof.

           (m) "Demand Notification" has the meaning specified in Section 2(a) hereof.

           (n) "Demand Registration" has the meaning specified in Section 2(a) hereof.

           (o) "Effective Period" means the period commencing on the date that is one hundred eighty (180) days from the IPO Date and ending on the date on which there shall no longer exist any Registrable Securities.

           (p) "Excess Shares" has the meaning set forth in Section 1 of Article VII of the Certificate of Incorporation.

           (q) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time that reference is made thereto.

           (r) "Foundation" has the meaning set forth in the Preamble hereof.

           (s) "Fund" has the meaning set forth in the Preamble hereof.

           (t) "Holders" means the Fund and the Foundation, each a "Holder".

           (u) "Inspectors" has the meaning specified in Section 7(k) hereof.

           (v) "IPO Date" means the closing date of an initial underwritten public offering of Common Stock.

           (w) "Joinder Notice" has the meaning specified in Section 2(a) hereof.

           (x) "Joinder Period" has the meaning specified in Section 2(a) hereof.

           (y) "NASD" means the National Association of Securities Dealers, Inc.

           (z) "NASDAQ" means the NASD Automated Quotation System.

           (aa) "NYSE" means the New York Stock Exchange, Inc.

           (bb) "Other Rights Holders" has the meaning set forth in Section 2(f) hereof.

           (cc)  "Ownership  Limit"  has the  meaning  set forth in Section 1 of
Article VII of the Certificate of Incorporation.

           (dd) "Person" means any individual, firm, partnership, corporation (including, without limitation, a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, and shall include any successor (by merger or otherwise) of any such entity.

           (ee) "Piggy-Back Request" has the meaning set forth in Section 3(b) hereof.

           (ff) "Piggy-Back Rights" has the meaning set forth in Section 3(a) hereof.

           (gg) "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

           (hh) "Records" has the meaning specified in Section 7(k) hereof.

           (ii) "Registrable Securities" means any and all of (i) the shares of Common Stock held by the Holders as of the date of this Agreement, and (ii) any securities issuable or issued or distributed in respect of any of the securities identified in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise. Registrable Securities shall cease to be Registrable Securities when and to the extent that they shall have (i) been transferred, sold, distributed or otherwise disposed of by the Holder pursuant to an underwritten public offering, a private placement transaction that is not in accordance with the terms of the Voting Trust and Divestiture Agreement or Rule 144, (ii) ceased to be outstanding, or (iii) become Delinquent Shares (as defined in the Voting Trust and Divestiture Agreement).

           (jj) "Registration Expenses" means any and all reasonable out-of-pocket expenses incident to performance of or compliance with this Agreement, including, without limitation, (i) all SEC, NASD and securities exchange registration and filing fees, (ii) all fees and expenses of complying with state securities or "blue sky" laws (including fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable

Securities), (iii) all processing, printing, copying, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Section 7(h) hereof, (v) all fees and disbursements of counsel for the Company and of its independent public accountants (including the expenses of any special audits or comfort letters), and (vi) the reasonable fees and expenses of any special experts retained in connection with a registration under this Agreement, but excluding (A) any underwriting discounts and commissions and transfer taxes relating to the sale or disposition of Registrable Securities pursuant to a Registration Statement, and (B) any fees, expenses or disbursements of counsel and other advisers to the Holders.

           (kk) "Registration Statement" means any registration statement (including a Shelf Registration) of the Company referred to in Section 2 or
Section 3 hereof, including any Prospectus, amendments and supplements to any such registration statement, including post- effective amendments, and all exhibits and all material incorporated by reference in any such registration statement.

           (ll) "Rule 144" means Rule 144 under the Securities Act, 17 C.F.R. 230.144, or any similar or successor rules or regulations hereafter adopted by the SEC.

           (mm) "SEC" means the United States Securities and Exchange Commission and any successor federal agency having similar powers.

           (nn) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time that reference is made thereto.

           (oo) "Shelf Registration" means a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act (or any successor rule that may be adopted by the SEC).

           (pp) "Underwritten Offering" means an offering in which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement under the Securities Act.

           (qq) "Uncontrolled Event" has the meaning specified in Section 5 hereof.

           (rr) "Voting Trust and Divestiture Agreement" means that certain Voting Trust and Divestiture Agreement, of even date herewith, by and among the Company and the Fund.

           Section 2. Demand Registration Rights.

           (a) Throughout the Effective Period, the Fund may, subject to the terms hereof, request the Company in writing (each, a "Demand") to effect a registration with the SEC under and in accordance with the provisions of the Securities Act of all or part of the Registrable Securities Beneficially Owned by the Fund (a "Demand Registration"). The Demand shall specify the aggregate number of shares of Registrable Securities requested to be so registered on behalf of the Fund. Any request received by the Company from the Fund as provided in this Section 2(a) shall be deemed to be a "Demand" for purposes of this Agreement, unless the Company, in accordance with the terms of this Agreement, shall have notified the Fund in writing, prior to its receipt of such request from the Fund, of its intention to register securities with the SEC, in which case the request from the Fund shall be governed by Section 3 hereof, not this Section 2. All Demands to be made by the Fund pursuant to this Section 2(a) and any notifications by the Company pursuant to the preceding sentence must be based upon a good faith intent of the Fund or the Company, as the case may be, to effect the sale of securities pursuant to such registrations as promptly as practicable after the date of the Demand or notification, as the case may be, in accordance with the terms of this Agreement. Within five (5) days of the Company's receipt of a Demand from the Fund, the Company shall notify the
Foundation in writing of the Company's receipt of such Demand and of the Foundation's right to join in such Demand (a "Demand Notification"). The Foundation shall have fifteen (15) days from its receipt of a Demand Notification (the "Joinder Period") to deliver to the Company a written notice of the Foundation's intention to join in such Demand (a "Joinder Notice"). The Joinder Notice shall specify the aggregate number of shares of Registrable Securities requested to be so registered on behalf of the Foundation up to a maximum number of Registrable Securities such that no more than five percent (5%) of the aggregate amount of Registrable Securities requested to be registered by the Fund and the Foundation are Beneficially Owned by the Foundation, unless otherwise agreed to in writing by the Fund. Failure on the part of the Foundation to deliver a Joinder Notice to the Company within the Joinder Period shall be deemed to be a waiver on the part of the Foundation of its right to join in such Demand.

           (b) After receipt of a Demand from the Fund, the Company shall prepare and file a Registration Statement for the Registrable Securities so requested to be registered as soon as reasonably practicable and use its
reasonable  best  efforts  to  cause  such  Registration   Statement  to  become
effective.

           (c) Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to file a Registration Statement for Registrable Securities pursuant to a Demand:

               (i) if the Company shall have previously effected a Demand Registration at any time during the immediately preceding one hundred twenty
(120) day period;

               (ii) (A) with respect to a Demand made prior to the date which is forty-two (42) months following the date hereof, such 42-month period to be extended by an amount of time equal to the aggregate of all Blackout Periods during such forty-two (42) months, if the Company shall have previously effected two (2) Demand Registrations at any time during the calendar year in which such Demand was received and (B) with respect to a Demand made after such 42-month period, as it may be so extended, if the Company shall have previously effected a Demand Registration at any time during the calendar year in which such a Demand was so received;

               (iii) if the Company shall have previously effected a registration of Common Stock to be issued and sold by the Company at any time during the immediately preceding ninety (90) day period (other than a registration on Form S-4, Form S-8 or Form S-3 (with respect to dividend reinvestment plans and similar plans) or any successor forms thereto);

               (iv) if the number of Registrable Securities identified in the Demand shall have a Current Market Value (determined as of the date of such Demand) of less than Thirty Million Dollars ($30,000,000), unless such Registrable Securities identified in the Demand constitute all remaining Registrable Securities; or

               (v) during the pendency of any Blackout Period.

           (d) The Company shall be permitted to satisfy its obligations under this Section 2 by amending (to the extent permitted by applicable law) any Shelf Registration previously filed by the Company under the Securities Act so that such Shelf Registration (as amended) shall permit the disposition (in accordance with the intended methods of disposition specified as aforesaid) of all of the Registrable Securities for which a Demand shall have been made. If the Company shall so amend a previously filed Shelf Registration, it shall be deemed to have effected one (1) Demand Registration. Notwithstanding the foregoing, the Company shall have no obligation under this Agreement to file any Shelf Registration.

           (e) A requested Demand Registration shall not be deemed to count as a Demand Registration described in Section 2(c)(i) or Section 2(c)(ii) hereof if:
(i) such registration has not been declared effective by the SEC or does not become effective in accordance with the Securities Act, (ii) after becoming effective, such registration is materially interfered with by any stop order, injunction or similar order or requirement of the SEC or other governmental agency or court for any reason not attributable to the Fund and does not thereafter become effective, (iii) the conditions to closing specified in any underwriting agreement entered into in connection with such Demand Registration are not satisfied or waived other than by reason of an act or omission on the part of the Fund, or (iv) the Fund shall have withdrawn its Demand or otherwise determined not to pursue such registration, provided that, in the case of this clause (iv), the Fund shall have reimbursed the Company for all of its out-of-pocket expenses incurred in connection with such Demand.

           (f) The Company shall have the right, but not the obligation, to include any securities to be issued and sold by the Company or sold on behalf of any of the Company's security holders ("Other Rights Holders") in any Registration Statement (including a Shelf Registration referred to in Section 2(d) hereof) filed pursuant to a Demand without the prior consent of the Fund.

           (g) If the lead managing underwriters of an Underwritten Offering made pursuant to a Demand shall advise the Fund and (if applicable) the
Foundation in writing (with a copy to the Company) that marketing or other factors require a limitation on the number of shares of Common Stock which can be sold in such offering within a price range acceptable to the Fund, then (i) if the Company shall have elected to include any securities to be issued and sold by the Company or sold on behalf of Other Rights Holders in such Registration Statement pursuant to Section 2(f) hereof, then the Company shall reduce the number of securities the Company shall intend to issue and sell (and, if applicable, the number of securities being sold on behalf of Other Rights Holders) pursuant to such Registration Statement such that the total number of securities being sold by each such party shall be equal to the number which can be sold in such offering within a price range acceptable to the Fund, and (ii) if the Company shall not have elected to include any securities in such Registration Statement pursuant to Section 2(f) hereof or if the reduction referred to in the previous clause (i) shall not be sufficient, then, notwithstanding Section 2(c)(iv) hereof, the Fund and (if applicable) the Foundation shall reduce the number of Registrable Securities requested to be included in such offering to the number that the lead managing underwriter advises can be sold in such offering within such price range, provided that, following such reduction, ninety-five percent (95%) of the Registrable Securities to be included in the Registration Statement shall be Beneficially Owned by the Fund and five percent (5%) of such Registrable Securities shall be Beneficially Owned by the Foundation, unless otherwise agreed to in writing by the Fund and the Foundation. Neither the Fund nor (if applicable) the Foundation shall be required to reduce the number of Registrable Securities requested to be included in any such offering until the number of securities referred to in the previous clause (i) shall have been reduced to zero (0). A requested Demand reduced pursuant to this Section 2(g) shall count as a Demand Registration described in Section 2(c)(i) or Section 2(c)(ii) hereof, provided that at least $30,000,000 in aggregate gross sale proceeds shall have been received by the Fund and (if applicable) the Foundation pursuant to such offering. In the event that a requested Demand Registration so reduced does not result in at least $30,000,000 in aggregate gross sales proceeds being received by the Fund and (if applicable) the Foundation, such requested Demand Registration shall not be deemed to count as a Demand Registration described in Section 2(c)(i) or Section 2(c)(ii) hereof, provided that the Fund and (if applicable) the Foundation shall have reimbursed the Company for all of its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement.

           (h) Without the prior consent of the Fund, the Company shall not, from and after the date hereof until the expiration of the Effective Period, grant demand registration rights to any purchaser of the Company's Common Stock in a private placement transaction that are superior to or pari-passu with the rights of the Fund and the Foundation as set forth in this Agreement.

           Section 3. Piggy-Back Registration Rights.

           (a) Whenever the Company shall propose to file a Registration Statement under the Securities Act relating to the public offering of securities for sale for cash, the Company shall give written notice to the Fund and the Foundation as promptly as practicable, but in no event less than fifteen (15) days prior to the anticipated filing thereof, specifying the approximate date on which the Company proposes to file such Registration Statement and the intended method of distribution in connection therewith, and advising each of the Fund and the Foundation of its right to have any or all of the Registrable Securities then Beneficially Owned by them included among the securities to be covered by such Registration Statement (the "Piggy-Back Rights"). In this regard, with respect to offerings effected within twenty-four (24) months from the IPO Date, the Fund and the Foundation shall have the right to have any or all of the Registrable Securities then Beneficially Owned by them included among the securities to be covered by such Registration Statement, such that the Fund and the Foundation shall be entitled to receive, at their option, in the aggregate up to a maximum of fifty percent (50%) of the proceeds from the sale of shares of Common Stock to the public (the "Initial Piggy-Back Rights"). Unless otherwise agreed to in writing by the Fund and the Foundation, of the Registrable Securities requested to be included by the Fund and the Foundation in the aggregate in a Registration Statement pursuant to this Section 3(a), ninety-five percent (95%) of such Registrable Securities shall be Beneficially

Owned by the Fund and five percent (5%) of such Registrable Securities shall be Beneficially Owned by the Foundation.

           (b) Subject to Section 3(c) and Section 3(d) hereof, in the event that the Fund or the Foundation has and shall elect to utilize its Piggy-Back Rights, the Company shall include in the Registration Statement the Registrable Securities identified by such Holder in a written request (a "Piggy-Back Request") given to the Company not later than five Business Days prior to the proposed filing date of the Registration Statement. The Registrable Securities identified in a Piggy-Back Request shall be included in the Registration Statement on the same terms and conditions as the other securities included in the Registration Statement.

           (c) Notwithstanding anything in this Agreement to the contrary, the Holders shall not have Piggy-Back Rights with respect to (i) a Registration Statement on Form S-4 or Form S-8 or Form S-3 (with respect to dividend reinvestment plans and similar plans) or any successor forms thereto, (ii) a Registration Statement filed in connection with an exchange offer or an offering of securities solely to existing stockholders or employees of the Company, or
(iii) a Registration Statement filed in connection with the redistribution of shares of Common Stock held by a Holder in excess of the Ownership Limit pursuant to Article IV of the Voting Trust and Divestiture Agreement.

           (d) If the lead managing underwriters selected by the Company and (if applicable) the Fund for an Underwritten Offering for which Piggy-Back Rights are requested shall advise the Company in writing that marketing or other factors require a limitation on the number of shares of Common Stock which can be sold in such offering within a price range acceptable to the Company, then, subject to the second sentence of Section 3(a), (i) such underwriters shall provide written notice thereof to each requesting Holder and (ii) there shall be included in the offering, (A) first, all shares of Common Stock proposed by the Company to be sold for its account (or such lesser amount as shall equal the maximum number determined by the lead managing underwriters as aforesaid), (B) second, all shares requested to be included in such Registration Statement by the Fund and the Foundation, or such lesser number as shall equal, together with the amount referred to in (A), the maximum number determined by the lead managing underwriters as aforesaid (in which case ninety-five percent (95%) of the shares sold by the Fund and the Foundation in the aggregate shall be Beneficially Owned by the Fund and five percent (5%) shall be Beneficially Owned by the Foundation, unless otherwise agreed to in writing by the Fund and the Foundation) and (C) third, only that number of shares requested to be included by any Other Rights Holders that such lead managing underwriters reasonably and in good faith believe will not substantially interfere with (including, without limitation, adversely affect the pricing of) the offering of all the shares of Common Stock that the Company desires to sell for its own account.

           (e) Nothing contained in this Section 3 shall create any liability on the part of the Company to the Holders if the Company for any reason should decide not to file a Registration Statement for which Piggy-Back Rights are available or to withdraw such Registration Statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

           (f) A request made by a Holder pursuant to its Piggy-Back Rights to include Registrable Securities in a Registration Statement shall not be deemed to be a Demand Registration described in Section 2(c)(i) or Section 2(c)(ii) hereof.

           Section 4. Selection of Underwriters. In connection with any Underwritten Offering made pursuant to a Demand or an Initial Piggy-Back Right, the Company and the Fund shall each select one joint book running managing underwriter to manage the Underwritten Offering one of whom will be the stabilization agent. The selection of the stabilization agent shall alternate between the Company and the Fund. Such alternation of the selection of the stabilization agent shall commence with the earlier of (i) the first Demand Registration filed pursuant to this Agreement and (ii) the first Initial Piggy-Back Rights, with the stabilization agent being selected by the Company for such first Demand Registration or first Initial Piggy-Back Rights, as the case may be. Each of the joint book running managing underwriters shall be equally compensated.

           Section 5. Blackout Periods. If (A) within five (5) Business Days following the exercise by a Holder of a Demand, the Company determines in good faith and notifies such Holder in writing that the registration and distribution of Registrable Securities (or the use of the Registration Statement or related Prospectus) resulting from a Demand received from a Holder would materially and adversely interfere with any planned or proposed business combination transaction involving the Company, or any pending financing, acquisition, corporate reorganization or any other corporate development involving the Company or any of its subsidiaries or (B) following the exercise by a Holder of a Demand but before the effectiveness of the Registration Statement, (i) a business combination, tender offer, acquisition or other corporate event involving the Company is proposed, initiated or announced by another Person beyond the control of the Company (an "Uncontrolled Event"), (ii) in the reasonable judgment of the Board of Directors of the Company the filing or seeking the effectiveness of the Registration Statement would materially and adversely interfere with such Uncontrolled Event or would otherwise materially and adversely affect the Company and (iii) the Company promptly so notifies the Holder, then the Company shall be entitled to (x) postpone the filing of the Registration Statement otherwise required to be filed by the Company pursuant to
Section 2 hereof, or (y) elect that the effective Registration Statement not be used, in either case for a reasonable period of time, but not to exceed one hundred twenty (120) days after the date that (1) the Demand was made (in the case of an clause (A) above) or (2) the Company so notifies the Holder of such determination (in the case of clause (B) above) (each a "Blackout Period"). Any such written notice shall contain a general statement of the reasons for such postponement or restriction on use and an estimate of the anticipated delay. The Company shall (a) promptly notify such Holder of the expiration or earlier termination of such Blackout Period and (b) use it reasonable best efforts to effect the Demand Registration as promptly as practicable after the end of the Blackout Period.

           Section 6. Holdback.

           (a) If (i) during the Effective Period, the Company shall file a Registration Statement (other than a registration on Form S-4, Form S-8 or Form S-3 (with respect to dividend reinvestment plans and similar plans) or any successor forms thereto) with respect to any shares of its capital stock, and

(ii) upon reasonable prior notice the managing underwriter or underwriters (in the case of an Underwritten Offering) advise the Company and the Fund in writing that a sale or distribution of Registrable Securities would adversely impact such offering, then the Fund shall, to the extent not inconsistent with applicable law, refrain from effecting any sale or distribution of Registrable Securities, including sales pursuant to Rule 144, during the period commencing on the effective date and continuing until the ninetieth (90th) day after the effective date of such Registration Statement; provided that such restriction shall apply to the Fund only if (i) in connection with such offering, the underwriters require the directors and executive officers of the Company to refrain from selling the Company's securities for a like period and on like terms and (ii) the Fund, at the time of such offering, Beneficially Owns five percent (5%) or more of the Company's issued and outstanding Common Stock.

           (b) During the ninety (90) day period commencing on the effective date of a Registration Statement filed by the Company on behalf of the Fund in connection with an Underwritten Offering pursuant to a Demand, the Company shall not effect (except pursuant to registrations on Form S-4 or Form S-8 or Form S-3 (with respect to dividend reinvestment plans and similar plans) or any successor forms thereto and except pursuant to Section 2(f) hereof) any public sale or distribution of Common Stock or of preferred stock or securities convertible into or exercisable for Common Stock.

           Section 7. Registration Procedures. If and whenever the Company shall be required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall and, with respect to Section 7(m) and
Section 7(n), the Fund and (if applicable) the Foundation shall:

           (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become and remain effective;

           (b) prepare and file with the SEC amendments and post-effective amendments to such Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act for a Shelf Registration or otherwise necessary to keep such Registration Statement effective for at least ninety (90) days (or one hundred eighty (180) days in the case of a Shelf Registration) and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until the earlier of (x) such 90th or 180th day, as the case may be, or (y) such time as all Registrable Securities covered by such Registration Statement shall have ceased to be Registrable Securities (it being understood that the Company at its option may determine to maintain such effectiveness for a longer period, whether pursuant to a Shelf Registration or otherwise); provided, however, that a reasonable time before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act), the Company shall furnish to the Fund and (if applicable) the Foundation, the managing underwriter and their respective counsel for review and comment, copies of all documents proposed to be filed;

           (c) furnish, without charge, to the Fund and (if applicable) the Foundation and to any underwriter in connection with an Underwritten Offering such number of conformed copies of such Registration Statement and of each amendment and post-effective amendment thereto (in each case including all exhibits) and such number of copies of any Prospectus or Prospectus supplement and such other documents as the Fund and (if applicable) the Foundation or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by the Fund and (if applicable) the Foundation or underwriter (the Company hereby consenting to the use (subject to the limitations set forth in Section 7(n) hereof) of the Prospectus or any amendment or supplement thereto in connection with such disposition);

           (d) use its reasonable best efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or "blue sky" laws of such jurisdictions as the Fund and (if applicable) the Foundation shall reasonably request, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 7(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

           (e) as promptly as practicable, notify the managing underwriters (if any) and the Fund and (if applicable) the Foundation, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 7(b) hereof, of the Company's becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, as promptly as practicable, prepare and furnish to the Fund and (if applicable) the Foundation a reasonable number of copies of an amendment or supplement to such Registration Statement or related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

           (f) notify the Fund and (if applicable) the Foundation, as promptly as practicable, at any time:

               (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

               (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

               (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any order preventing the use of a related Prospectus, or the initiation (or any overt threats) of any proceedings for such purposes;

               (iv) of the receipt by the Company of any written notification of the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation (or overt threats) of any proceeding for that purpose; and

               (v) if at any time the representations and warranties of the Company contemplated by Section 7(i) below cease to be true and correct in all material respects;

           (g) otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders an earnings statement that shall satisfy the provisions of Section 11(a) of the Securities Act, provided that the Company shall be deemed to have complied with this Section 7(g) if it shall have complied with Rule 158 under the Securities Act;

           (h) use its reasonable best efforts to cause all such Registrable Securities to be listed on the NYSE, NASDAQ or any other national securities exchange or automated quotation system on which the class of Registrable Securities being registered is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement;

               (i) enter into agreements (including, if applicable, an underwriting agreement and other customary agreements in the form customarily entered into by other companies in comparable underwritten offerings) and take all other appropriate and all commercially reasonable actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement shall be entered into and whether or not the registration shall be an underwritten registration:

               (i) make such representations and warranties to the Fund and (if applicable) the Foundation and the underwriters, if any, in form, substance and scope as are customarily made by companies to underwriters in comparable underwritten offerings;

               (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions shall be reasonably satisfactory (in form, scope and substance) to the managing underwriters) addressed to the underwriters covering the matters customarily covered in opinions requested in comparable underwritten offerings by the Company;

               (iii) obtain "comfort letters" and updates thereof from the Company's independent certified public accountants addressed to the Board of Directors of the Company and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "comfort letters" by independent accountants in connection with comparable underwritten offerings on such date or dates as may be reasonably requested by the managing underwriters;

               (iv) provide the indemnification in accordance with the provisions and procedures of Section 11 hereof to all parties to be indemnified pursuant to such Section 11 and any other indemnification customarily required in underwritten public offerings; and

               (v) deliver such documents and certificates as may be reasonably requested by the Fund and (if applicable) the Foundation and the managing underwriters, if any, to evidence compliance with Section 7(f) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

           (j) cooperate with the Fund and (if applicable) the Foundation and the managing underwriter or underwriters to facilitate, to the extent reasonable under the circumstances, the timely preparation and delivery of certificates representing the securities to be sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or the Fund and (if applicable) the Foundation may request and/or in a form eligible for deposit with the Depository Trust Company;

           (k) make available to the Fund and (if applicable) the Foundation, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Fund and (if applicable) the Foundation or underwriter (collectively, the "Inspectors"), reasonable access to appropriate officers and employees of the Company and the Company's subsidiaries to ask questions and to obtain information reasonably requested by such Inspector and all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; provided, however, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement in customary form reasonably satisfactory to the Company or either (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission of a material fact in such Registration Statement, or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided, further, that any decision regarding the disclosure of information pursuant to subclause (i) shall be made only after consultation with counsel for the applicable Inspectors; and provided, further, that the Fund and (if applicable) the Foundation severally each agrees that it or they shall, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of such Records;

           (l) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to obtain its withdrawal;

           (m) the Fund and (if applicable) the Foundation severally each shall furnish the Company with such information regarding it and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing or as shall be required in connection with the action to be taken by the Company hereunder; and

           (n) the Fund and (if applicable) the Foundation severally each shall, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(e) hereof, forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable Securities until the Fund and (if applicable) the Foundation shall have received copies of the supplemented or amended Prospectus contemplated by Section 7(e) hereof, and, if so directed by the Company, the Fund and (if applicable) the Foundation shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in their possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

           Section 8. Registration Expenses. Except as otherwise provided herein, in connection with all registrations of Registrable Securities made pursuant to a Demand Registration or Piggy-Back Rights, the Company shall pay all Registration Expenses; provided, however, that the Fund and (if applicable) the Foundation shall pay, and shall hold the Company harmless from, (i) any underwriting discounts and commissions and transfer taxes relating to the sale or disposition of Registrable Securities and (ii) any fees, expenses or disbursements of counsel and other advisors to the Fund and (if applicable) the Foundation.

           Section 9. Rule 144. The Company shall take such measures and file such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144.

           Section 10. Covenants of Each Holder. Each Holder hereby covenants and agrees that it shall not sell any Registrable Securities in violation of the Securities Act and this Agreement, the Voting Trust and Divestiture Agreement, the Certificate of Incorporation and the Bylaws.

           Section 11. Indemnification; Contribution.

           (a) The Company shall indemnify and hold harmless each Holder, its respective officers and directors, and each person, if any, who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and any agents, representatives or advisers thereof against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration
Statement, any Prospectus or preliminary Prospectus, or any amendment or supplement to any of the foregoing, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in light of the circumstances then existing) not misleading, or (iii) any violation or alleged violation by the Company of any United States federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration except in each case insofar as the same arise out of or are based upon, any such untrue statement or omission made in reliance on and in conformity with written information with respect to a Holder furnished to the Company by such Holder or its counsel expressly for use therein. In connection with an Underwritten Offering, the Company shall indemnify the underwriters thereof, their officers, directors and agents and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of each Holder. Notwithstanding the foregoing provisions of this
Section 11(a), the Company shall not be liable to any Holder, any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls any such underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), under this Section 11 for any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense that arises out of an untrue statement or alleged untrue statement or omission or alleged omission in the preliminary Prospectus if a Holder, or other Person on behalf of such Holder, failed to send or deliver a copy of a final Prospectus to the Person asserting the claim prior to the written confirmation of the sale of the Registrable Securities to such Person and such statement or omission was corrected in such final Prospectus and the Company had previously and timely furnished sufficient copies thereof to the Holders in accordance with this Agreement.

           (b) Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this
Section 11 (provided that failure to give such notification shall not affect the obligations of the indemnifying party pursuant to this Section 11 except to the extent the indemnifying party shall have been materially prejudiced as a result of such failure). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, if (i) the indemnifying party shall not have employed counsel reasonably satisfactory to such indemnified party to take charge of the defense of such action within a reasonable time after notice of commencement of such action (so long as such failure to employ counsel is not the result of an unreasonable determination by such indemnified party that counsel selected pursuant to the immediately preceding sentence is unsatisfactory) or if the indemnifying party shall not have demonstrated to the reasonable satisfaction of the indemnified party its ability to finance such defense, or (ii) the actual or potential defendants in, or targets of, any such action include both the indemnifying party and such indemnified party and such indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and such indemnified party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such indemnified party, then such indemnified party shall have the right to employ separate counsel, in which case the fees and expenses of one counsel or firm of counsel (plus one local or regulatory counsel or firm of counsel) selected by a majority in interest of the indemnified parties shall be borne by the indemnifying party and the fees and expenses of all other counsel retained by the indemnified parties shall be paid by the indemnified parties. No indemnified party shall consent to entry of any judgment or enter into any settlement without the consent (which consent, in the case of an action, suit, claim or proceeding exclusively seeking monetary relief, shall not be unreasonably withheld) of each indemnifying party.

           (c) If the indemnification from the indemnifying party provided for in this Section 11 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions or omissions which resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied (in writing, in the case of a Holder) by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 11(b) hereof, any legal and other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 11(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11(c). Any underwriter's obligations in this Section 11(c) to contribute shall be several in proportion to the number of Registrable Securities underwritten by them and not joint. Notwithstanding the provisions of this Section 11(c), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 11, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in Section 11(a) hereof without regard to the relative fault of such indemnifying parties or indemnified party or any other equitable consideration provided for in this Section 11(c).

           (d) The provisions of this Section 11 shall be in addition to any liability which any party may have to any other party and shall survive any termination of this Agreement. The indemnification provided by this Section 11 shall survive the transfer of such Registrable Securities by the Holder and shall remain in full force and effect irrespective of any investigation made by or on behalf of an indemnified party, so long as such indemnified party is not guilty of acting in a fraudulent, reckless or grossly negligent manner.

           Section 12. Hedging Transactions. The Fund shall be permitted to enter into transactions in respect of the Registrable Securities that constitute customary market hedging strategies; provided that, such transactions do not otherwise violate any of the provisions of the Certificate of Incorporation, the Voting Trust and Divestiture Agreement or this Agreement.

           Section 13. Participation in Underwritten Offerings. A Holder may not participate in any Underwritten Offering hereunder unless such Holder (a) in the case of a registration pursuant to Section 3 hereof, agrees to sell the Holder's securities on the same economic terms as are applicable to the Company in such offering, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

           Section 14. No Overlapping Directors. The Fund and the Foundation each agrees with the Company that for the term of the Voting Trust and Divestiture Agreement no individual shall at any time serve as a member of its managing board if such individual also serves or at any time previously served on the managing board of the other.

           Section 15. Injunctions. Each party acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Therefore, each party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which such party may be entitled at law or in equity.

           Section 16. Amendments and Waivers. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure herefrom, shall in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

           Section 17. Notices. All notices, consents, requests, demands and other communications hereunder must be in writing, and shall be deemed to have been duly given or made: (i) when delivered in person; (ii) three (3) days after deposited in the United States mail, first class postage prepaid; (iii) in the case of telegraph or overnight courier services, one (1) Business Day after delivery to the telegraph company or overnight courier service with payment provided; or (iv) in the case of telex or telecopy or fax, when sent, verification received; in each case addressed as follows:

           if to the Company:

                     WellChoice, Inc.
                     11 West 42nd Street
                     New York, NY 10036
                     Attention: Linda V. Tiano, Esq.
                     Fax: (212) 476-1072

           with copy to:

                     Weil, Gotshal & Manges LLP
                     767 Fifth Avenue
                     New York, NY 10153
                     Attention:    Ira M. Millstein, Esq.
                                   Raymond O. Gietz, Esq.
                     Fax: (212) 310-8007

           if to the Fund:

                     The New York Public Asset Fund
                     c/o LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                     125 West 55th Street
                     New York, NY 10019
                     Attention: Alexander M. Dye
                     Fax: (212) 424-8500

           if to the Foundation:

                     The New York Charitable Asset Foundation
                     c/o LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                     125 West 55th Street
                     New York, NY 10019
                     Attention: Alexander M. Dye
                     Fax: (212) 424-8500


           Section 18. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors of each of the parties. This Agreement and the provisions of this Agreement that are for the benefit of a Holder shall not be assignable by such Holder to any Person and any such purported assignment shall be null and void. Notwithstanding the foregoing, this Agreement shall not preclude the Fund or the Foundation, in the event the Fund or the Foundation, as the case may be, sells Registrable Securities to an Institution (as defined in the Voting Trust and Divestiture Agreement) in a private transaction in accordance with the terms of the Voting Trust and Divestiture Agreement (in the case of the Fund), from entering into an agreement with such Institution permitting such Institution to participate in underwritten public offerings conducted by the Fund and (if applicable) the Foundation pursuant to Section 2 or underwritten public offerings in which the Fund or (if applicable) the Foundation participates pursuant to Section 3. The shares owned and to be sold by any such Institution shall be treated, for purposes of this Agreement, as being owned and to be sold by the Fund or the Foundation, as the case may be. The Company shall have no obligations hereunder to any such Institution.

           Section  19.  Representations  and  Warranties.   Each  party  hereto
represents and warrants to the other parties as follows:

           (a) Such party is duly organized and validly existing under the laws of its jurisdiction of organization.

           (b) Such party has full corporate or other organizational power and authority to enter into this Agreement and to carry out and perform it obligations hereunder. The execution, delivery and performance by such party of this Agreement have been duly authorized and approved by all necessary corporate or other organizational action. This Agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditor's rights generally and to general principles of equity.

           (c) The execution, delivery and performance by such party of its obligations under this Agreement, and compliance by such party with the terms and conditions hereof will not (i) violate, with or without the giving of notice or the lapse of time, or both, or require any registration, qualification, approval or filing (other than registrations, qualifications, approvals and filings that have already been made or obtained) under, any provision of law, statute, ordinance or regulation applicable to it or any of its subsidiaries and
(ii) conflict with, or require any consent or approval under, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of such party or any of its subsidiaries under, or result in the creation of any claim, lien, charge or encumbrance upon any of the properties, assets or businesses of such party or any of its subsidiaries pursuant to (x) its organizational documents,
(y) any order, judgment, decree, law, ordinance or regulation applicable to it or any of its subsidiaries or (z) any contract, instrument, agreement or restriction to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or any of its respective assets or properties is bound.

           Section 20. Counterparts. This Agreement may be executed in one (1) or more counterparts, all of which shall be considered one (1) and the same agreement and shall become effective when one (1) or more counterparts have been signed by each of the parties and delivered to the other parties.

           Section 21. Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

           Section 22. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice or conflict of laws rules.

           Section 23. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all remaining provisions contained herein shall not be in any way impaired thereby.

           Section 24. Entire Agreement. This Agreement, including any exhibits or attachments referred to herein, is intended by the parties as a final expression and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings with respect to the subject matter hereof, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

           Section 25. Further Actions; Reasonable Best Efforts. Each Holder shall use its reasonable best efforts to take or cause to be taken all appropriate action and to do or cause to be done all things reasonably necessary, proper or advisable under applicable law and regulations to assist the Company in the performance of its obligations hereunder, including, without limitation, the preparation and filing of any Registration Statements pursuant to any Demand.

           Section 26. No Liability.  The parties  acknowledge that, pursuant to
Section 4301(j)(4)(G) of the New York Insurance Law, none of the members of the board of the Fund, while acting within the scope of their authority as members of such board, shall be subject to any personal liability resulting from the Fund's execution, delivery or performance of this Agreement.

                        [signatures appear on next page]

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.



                             WELLCHOICE, INC.

                             By: /s/ Linda V. Tiano
                                 -----------------------------------------------
                             Name: Linda V. Tiano
                             Title: Senior Vice President and General Counsel



                             THE NEW YORK PUBLIC ASSET FUND

                             By: /s/ Patrick Foye
                                 -----------------------------------------------
                             Name: Patrick Foye
                             Title: Authorized Representative



                             THE NEW YORK CHARITABLE ASSET FOUNDATION

                             By: /s/ Deborah Ann Konopko
                                 -----------------------------------------------
                             Name: Deborah Ann Konopko
                             Title: Authorized Officer











                [signature page to Registration Rights Agreement]